Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Replimune Group, Inc. of our report dated June 29, 2026 relating to the financial statements, which appears in Replimune Group, Inc.’s Annual Report on Form 10-K for the year ended March 31, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
July 24, 2026